Exhibit 3.1
Delaware PAGE 1

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NEWGOLD, INC.", CHANGING ITS NAME FROM "NEWGOLD, INC." TO "FIRSTGOLD CORP.", FILED IN THIS OFFICE ON THE FIRST DAY OF DECEMBER, A.D. 2006, AT 2:32 0 ' CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor, Secretary of State

2265149 8100	AUTHENTICATION: 5245122

061098236	DATE: 12-04-06

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

First: That at a meeting of the Board of Directors of Newgold, Inc. a resolution duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the First Article thereof so that, as amended, said First Article shall be and read as follows:

FIRST: The name of the Corporation is Firstgold Corp.

Second: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with, Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute ware voted in favor of the amendment.

Third: That said amendment was duly adopted in accordance with the previsions of Section 242 of the General Corporation Law of the State of Delaware.

Dated: 11/29/06	Newgold, Inc.

By: A. Scott Dockter
A. Scott Dockter, President

ATTEST:

By: /s/ James Kluber
     James Kluber, Secretary

State of Delaware Secretary of State Division of Corporations Delivered 02:41 PM 12/01/2006 FILED 02:32 PM 12/01/2006 SRV 061098236 -- 2265149 FILE